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                                                                      EXHIBIT 21
                         STORAGE TECHNOLOGY CORPORATION

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U.S. SUBSIDIARIES                                                            INCORPORATION
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
NSC European Operations Company                                                  Minnesota
Storage Technology de Puerto Rico, Inc.                                          Delaware
Storage Technology European Trade Corporation                                    Delaware
Storage Technology Optical Disk Development Corporation                          Delaware
StorageTek Foundation                                                            Colorado
StorageTek Holding Corporation                                                   Nevada
StorageTek International Corporation                                             Delaware
StorageTek International Services Corporation                                    Delaware
Vitalink Communications Corporation                                              Delaware

NON-U.S. SUBSIDIARIES
---------------------

Storage Technology of Australia Pty., Limited                                    Australia
Network Systems Australasia Pty. Limited                                         Australia
Storage Technology New Zealand Pty., Limited                                     Australia
Network Systems Austria Gesellschaft m.b.h.                                      Austria
Network Systems Foreign Sales Corp.                                              Barbados
Storage Technology (Belgium) N.V./S.A.                                           Belgium
Storage Technology (Bermuda) Ltd.                                                Bermuda
StorageTek Brasil Ltda                                                           Brazil
StorageTek Canada, Inc.                                                          Canada
StorageTek A/S                                                                   Denmark
StorageTek OY                                                                    Finland
Network Systems France S.A.                                                      France
Storage Technology Holding France S.A.                                           France
Storage Technology France S.A.                                                   France
Storage Technology Formation                                                     France
Storage Technology European Operations                                           France
Bytex GmbH                                                                       Germany
Storage Technology Holding GmbH                                                  Germany
Storage Technology GmbH                                                          Germany
Storage Technology OEM Vertrieb GmbH                                             Germany
Network Systems Italia S.r.l.                                                    Italy
Storage Technology Italia, S.p.A.                                                Italy
Network Systems Japan K.K.                                                       Japan
Storage Technology of Japan, Ltd.                                                Japan
Storage Technology Asia/Pacific K.K.                                             Japan
StorageTek (Malaysia) Sdn. Bhd.                                                  Malaysia
StorageTek de Mexico, S.A. de C.V.                                               Mexico
Storage Technology (The Netherlands) B.V.                                        Netherlands
Storage Technology (The Netherlands) B.V. (Irish Branch)                         Ireland
Storage Technology Finance B.V.                                                  Netherlands
StorageTek III B.V.                                                              Netherlands
StorageTek A/S                                                                   Norway
StorageTek Espana, S.A.                                                          Spain
StorageTek South Asia Pte. Ltd.                                                  Singapore
NSC Network Systems AB                                                           Sweden
Storage Technology Sweden AB                                                     Sweden
StorageTek AG                                                                    Switzerland
D.M.L. StorageTek Ltd.                                                           United Kingdom
Bytex DataCom Ltd.                                                               United Kingdom
Bytex Europe                                                                     United Kingdom
Storage Technology Holding Limited                                               United Kingdom
Storage Technology Limited                                                       United Kingdom
Storage Technology Manufacturing Limited                                         United Kingdom
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